UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Information Statement
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MAZAL PLANT PHARMACEUTICALS, INC.
(Name of Registrant As Specified In Its Charter)

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MAZAL PLANT PHARMACEUTICALS, INC.
43 West 33 rd Street
New York, NY 10001
212-695-3334

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

New York, New York June 2, 2008

This information statement has been mailed on or about June 2, 2008 to the stockholders of record on May 27, 2008 (the “Record Date”) of Mazal Plant Pharmaceuticals, Inc., a Nevada corporation (the "Company") in connection with certain actions to be taken by the written consent by stockholders holding a majority of the outstanding voting stock of the Company, dated as of April 15, 2008.  The actions to be taken pursuant to the written consent shall be taken on or about June 19, 2008, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By Order of the Board of Directors ,

By:	/s/ Eliyahu BenTal Tolchinsky
Eliyahu BenTal Tolchinsky
Director and Chief Executive Officer

NOTICE OF   ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING VOTING STOCK IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED APRIL 15, 2008

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the ratification of the removal of Simcha Edell and Mechael Kanovsky  as  directors of the Company will be taken pursuant to written consent by stockholders holding a majority of the outstanding voting stock of the Company (the “Majority Stockholders”), dated as of April 15, 2008, in lieu of a special meeting of the stockholders. Such action will be taken on or about June 19, 2008.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 100,000,000 shares of Common Stock, of which * shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of April 15, 2008 have voted in favor of the foregoing proposals by resolution dated April 15, 2008; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on June 19, 2008.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 78-315 of the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

RATIFICATION OF THE REMOVAL OF SIMCHA EDELL AND MECHAEL KANOVSKY AS D IRECTOR S OF THE COMPANY

On April 15, 2008, the Majority Stockholders of the Company executed a stockholder consent in accordance with Nevada Revised Statutes to remove Simcha Edell and Mechael Kanovsky  as directors of the Company.  The ratification of the removal of Messrs. Edell and Kanovsky will be taken on or about June 19, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 14, 2008 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Eliyahu BenTal Tolchinsky *	0	**

Chaim Lieberman	16,000,000	42.9%

Advanced Plant Pharmaceuticals Inc.	3,000,000	8.01%

Danny Smolowitz	2,000,000	5.4%

Sam Berkowitz	2,800,000	7.5%

All officers and directors as a group (1) person	0	**
*Executive officer and/or director of our company. ** Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Mazal Plant Pharmaceuticals, Inc., 43 West 33 rd Street, New York, New York 10001.

(2)
Applicable percentage ownership is based on 37,331,000 shares of common stock outstanding as of May 14, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of May 14, 2008 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of May 14, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated at outstanding for the purpose of computing the percentage ownership of any other person.

ADDITIONAL INFORMATION

The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Eliyahu BenTal Tolchinsky, Chief Executive Officer, Mazal Plant Pharmaceuticals, Inc., 43 West 33 rd Street, New York, New York  10001; 212-695-3334.

By Order of the Board of Directors,

By:	/s/ Eliyahu BenTal Tolchinsky
Eliyahu BenTal Tolchinsky
Director and Chief Executive Officer

New York, New York
June 2, 2008